UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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TIBCO Software Inc.

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TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

March 11, 2005

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of TIBCO Software Inc. on Thursday, April 21, 2005 at 10:00 a.m. local time. The meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you may, of course, revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely,

Vivek Y. Ranadivé
President, Chief Executive Officer and Chairman of the Board

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2005

To the Stockholders of TIBCO Software Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TIBCO Software Inc., a Delaware corporation, will be held on April 21, 2005 at 10:00 a.m. local time at our headquarters located at 3303 Hillview Avenue, Palo Alto, California, for the following purposes:

1. To elect six directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 22, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our headquarters at the above address.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 11, 2005

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

ELECTRONIC DELIVERY OF PROXY MATERIALS

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of annual meeting materials, including email delivery of future proxy statements, annual reports and related materials and on-line stockholder voting. If a broker or other nominee holds your shares and you would like to sign-up for electronic delivery, please visit “Proxy Information” on our website to enroll. Your electronic delivery enrollment will be effective until you cancel it. We encourage you to conserve natural resources, as well as help us reduce printing and mailing costs, by signing up to receive future proxy mailings by email.

i

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of TIBCO Software Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on April 21, 2005, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held at our headquarters located at 3303 Hillview Avenue, Palo Alto, California. This Proxy Statement and accompanying proxy card will be mailed on or about March 18, 2005 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on February 22, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on February 22, 2005, we had outstanding and entitled to vote 215,547,534 shares of common stock.

Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. There is no cumulative voting in the election of directors.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote:

By Telephone:	Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

By Internet:	Go to the website indicated on the enclosed proxy and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card.

Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

Voting of Proxies

All shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2005 and in the discretion of the proxy holders with respect to any other matters that properly come before the meeting.

Revocability of Proxies

You may revoke or change a previously delivered proxy at any time before the meeting by delivering to our Corporate Secretary at our headquarters at 3303 Hillview Avenue, Palo Alto, California 94304, a written notice of revocation or another proxy with a later date. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Votes Required to Approve Proposals

In the election of directors, the six nominees receiving the highest number of affirmative votes will be elected. Ratification of PriceWaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person at the meeting or represented by proxy and entitled to vote on the subject matter of the proposal.

If your shares are registered in the name of a bank, brokerage firm or other nominee and you do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have the same effect as a vote against the matter.

Quorum

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Solicitation of Proxies

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

There are six nominees for election to our Board this year. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or decline to serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. During fiscal year 2004, the following individuals served on our Board of Directors: Vivek Y. Ranadivé, Eric Dunn, Naren Gupta, Peter Job, William A. Owens and Philip K. Wood. Mr. Owens resigned from our Board of Directors in June 2004.

The names of and certain information regarding the nominees are set forth below.

Name	Age	Position with TIBCO
Vivek Y. Ranadivé	47	Director, President, Chief Executive Officer and Chairman of the Board
Bernard Bourigeaud	60	Director
Eric Dunn	46	Director
Naren Gupta	56	Director
Peter Job	63	Director
Philip K. Wood	49	Director

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. From 1985 to 1997, Mr. Ranadivé served as a director and the Chairman and Chief Executive Officer of Teknekron Software Systems, Inc., our predecessor company. In addition, Mr. Ranadivé served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc., a wholly owned subsidiary of Reuters Group PLC (“Reuters”), from its inception until December 1998.

Bernard Bourigeaud currently serves as the Chairman of the Management Board and Chief Executive Officer of Atos Origin. He has been with the company since 1991, conducting the merger which led to the creation of Axime of which he became chairman. In 1996 Axime acquired Sligos, forming Atos. In November 2000, he merged Atos with the Dutch company Origin to create Atos Origin. In 2002, he completed the acquisition of KPMG Consulting in the UK and The Netherlands, now trading as Atos KPMG Consulting. Before joining Axime, Mr. Bourigeaud spent 11 years at Deloitte Haskins and Sells France, where he headed the management consulting group with responsibility for French operations and corporate finance in Europe. Mr. Bourigeaud is also a qualified French chartered accountant.

Eric Dunn has been one of our directors since April 2004. Since 2003, Mr. Dunn has been a General Partner at Cardinal Venture Capital. From 2000 to 2003, Mr. Dunn owned and operated Kingston Creek Ventures. From 1986 to 2000, Mr. Dunn served in a number of senior executive capacities at Intuit, Inc., including Chief Financial Officer and Senior Vice President and Chief Technology Officer. Mr. Dunn is currently on the Board of Directors of Corillian Corporation and several private companies.

Naren Gupta has been one of our directors since April 2002. Since February 2000 he has served also as Vice Chairman of the Board of Directors of WindRiver Systems, Inc. From June 2004 to January 2005, Dr. Gupta also served as the Interim President and Chief Executive Officer and as a director of Quick Eagle Networks. He also served as Interim President, Chief Executive Officer of WindRiver Systems from June 2003 to January 2004. Prior to joining WindRiver Systems, Dr. Gupta was Chief Executive Officer and President of

Integrated Systems Inc. from 1980 until 1994 and Chairman of its Board of Directors from 1992 until 2000. In addition, Dr. Gupta serves on the Boards of Directors of several privately held companies. Dr. Gupta is a fellow of the Institute of Electrical and Electronics Engineers.

Peter Job has been one of our directors since June 2000. From 1963 through his retirement in July 2001, Mr. Job was employed by Reuters, most recently as its Chief Executive. In addition, Mr. Job serves on the Boards of Directors for Schroders PLC, Deutsche Bank AG, Shell Transport & Trading PLC and Instinet Group Inc., as well as on the Board of Directors of a privately held company. Until December 2004, Mr. Job also served on the Board of Directors of Glaxo Smith Kline PLC.

Philip K. Wood has been one of our directors since our inception. Since February 2004, Mr. Wood has been employed by D1 Oils plc as its Chief Executive Officer. From September 1990 through February 2004, Mr. Wood was employed by Reuters and served as Managing Director of Business Development. Prior to joining Reuters, Mr. Wood was a partner at Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP. Mr. Wood was on the Board of Directors of Independent Television News Limited until January 2004. He is a fellow of the Institute of Chartered Accountants and a member of the Association of Corporate Treasurers.

Relationships Among Directors or Executive Officers

There are no family relationships among our directors or executive officers.

Director Compensation

Only non-employee directors are compensated for serving as directors. Pursuant to the Board Compensation Plan adopted in December 2002, each non-employee director receives a $20,000 annual retainer for service on the Board and a $1,500 payment for each Board meeting attended in person or by telephone. In addition, members of each of the Audit Committee and Compensation Committee receive a $5,000 annual retainer and a $1,000 payment for each committee meeting attended. Members of the Nominating and Governance Committee receive a $2,500 annual retainer and a $1,000 payment for each committee meeting attended. The Chairman of each of the above three committees receives an additional $2,500 annual retainer.

During fiscal year 2004, our non-employee directors also received stock option grants under our 1998 Director Option Plan as follows: an initial grant upon first being elected to the Board of an option to purchase 100,000 shares of common stock and an annual automatic grant of 40,000 shares for each year of service thereafter. All options vest annually over a three-year period, beginning on the date of the grant.

Board Meetings and Committees

The Board of Directors held a total of nine meetings (including regularly scheduled and special meetings) during fiscal year 2004. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors while he served on the Board; and (ii) the total number of meetings held by all committees on which he served.

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings, we encourage directors to attend and historically most have done so. All of our directors attended the 2004 Annual Meeting, except Mr. Owens.

Our Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees, which assist the Board of Directors in the discharge of its responsibilities.

Audit Committee

The Audit Committee directs our audit activities. It is charged with providing oversight and monitoring of the integrity of our financial statements, nominating to the Board an independent registered public accounting firm to audit our financial statements, and overseeing the activities, independence, qualifications and performance of our independent registered public accounting firm. The Audit Committee also assists the Board in ensuring our compliance with legal and regulatory requirements in connection with our financial reporting process. Members of the Audit Committee are appointed by the Board and serve for one-year terms. During fiscal year 2004, the Audit Committee consisted of Messrs. Wood, Gupta, Owens and Dunn. Since Mr. Owens’ resignation from the Board of Directors, our Audit Committee has consisted of Messrs. Wood, Gupta and Dunn. The Audit Committee held thirteen meetings during fiscal year 2004. The Board of Directors has determined that Mr. Dunn is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. All of the members of the Audit Committee are “independent directors” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc., or the NASD.

The charter of the Audit Committee is available on our website, www.tibco.com, under “Corporate Governance.”

Compensation Committee

The Compensation Committee reviews and approves the annual salary and bonus for each executive officer consistent with the terms of any applicable employment arrangements; reviews, approves and recommends terms and conditions for all employee benefit plans, administers our stock option plans, determines, or consults with management regarding (as appropriate), compensation and benefits for our non-executive officers and other employees, and oversees our compensation and benefits plans, policies and programs generally. Members of the Compensation Committee are appointed by the Board of Directors and serve one-year terms. During fiscal year 2004, the Compensation Committee consisted, and it currently consists, of Messrs. Gupta and Wood. Mr. Owens also served on the Compensation Committee during the period between the Company’s annual meeting of stockholders in 2004 and his resignation from the Board of Directors. The Compensation Committee held six meetings during fiscal year 2004. Each member of the Compensation Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD.

The charter of the Compensation Committee is available on our website, www.tibco.com, under “Corporate Governance.”

Nominating and Governance Committee

The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to stockholders and to us, and to oversee our establishment of and compliance with appropriate governance standards. The Nominating and Governance Committee also reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. During fiscal year 2004, the Nominating and Governance Committee consisted of Messrs. Gupta and Job. Mr. Owens also served on the Nominating and Governance Committee during the period between the Company’s annual meeting of stockholders in 2004 and his resignation from the Board of Directors. The Nominating and Governance Committee held four meetings during fiscal year 2004. Each member of the Nominating and Governance Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD.

The charter of the Nominating and Governance Committee is available on our website, www.tibco.com, under “Corporate Governance.”

Director Nomination Process

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee also reviews, evaluates and proposes prospective candidates for our Board of Directors and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date on which stockholder proposals to be included in the proxy statement for the stockholder meeting must be received by us as set forth under “Stockholder Proposals to be Presented at Next Annual Meeting” below. Such notice must include the information specified in our bylaws, a copy of which is available on our website under “Corporate Governance.”

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with TIBCO’s values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including the appropriate size of the Board of Directors, TIBCO’s needs with respect to the particular talents and experience of the directors, the nominee’s experience and understanding of the technology industry, familiarity with national and international business matters, experience with accounting rules and practices, and professional expertise and experience beneficial to the achievement of TIBCO’s strategic goals. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of TIBCO and its stockholders. The Nominating and Governance Committee believes that it is appropriate for at least one, and, preferably several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities Exchange Commission (“SEC”) rules and for a majority of the members of the Board meet the definition of “independent director” under SEC and NASD rules.

Identifying Nominees

The Nominating and Governance Committee identifies nominees by first identifying the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit ideas for possible candidates from members of the Board, senior level executives, and individuals personally known to the members of the Board as well as third-party search firms. In fiscal year 2004, we retained the services of a third party search firm to assist in identifying possible candidates for director. There is one nominee for election to our Board this year who has not previously served as a TIBCO director, Bernard Bourigeaud. Mr. Bourigeaud was recommended by one of our executive officers.

Communications with the Board

Stockholders may send communications to the Board of Directors by writing to them at TIBCO Software Inc., Board of Directors, Attention: General Counsel, 3303 Hillview Avenue, Palo Alto, CA 94304. All stockholder communications that are received by the General Counsel for the Board’s attention will be forwarded to the Board. Comments or complaints relating to accounting or auditing matters may be submitted on-line to the members of the Audit Committee through our website under “Corporate Governance – Contact the Board.” All members of our Audit Committee will have access to these communications.

Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions

Philip K. Wood, a member of our Compensation Committee, was the Managing Director of Business Development of Reuters until February 2004. Reuters owned of record approximately 49% of our outstanding common stock as of November 30, 2003. In February 2004, pursuant to the terms of a Registration and Repurchase Agreement we entered into with Reuters in October 2003, Reuters completed a registered offering of

69 million shares of TIBCO common stock and we repurchased an additional 16.8 million shares of our common stock from Reuters. As a result of these transactions, Reuters’ ownership of our common stock fell below 10% and was approximately 8% at November 30, 2004.

In October 2003, we entered into a new agreement with Reuters relating to the licensing, distribution and maintenance of our products that replaced our previous arrangements. Pursuant to the terms of this current agreement, Reuters has continued and will continue to act as a non-exclusive reseller of our products to certain specified customers in the financial services market until March 2005. Reuters may also continue to use our products internally and embed them into its solutions. We have the right to market and sell our products, other than risk management and market data distribution products, directly and through third party resellers (other than a few specified resellers) to customers in the financial services market. The limitations on our ability to sell risk management and market data distribution products and on reselling through the specified resellers will expire in May 2008. Reuters has agreed to continue to pay us minimum guaranteed fees in the amount of $5.0 million per quarter through March 2005. The quarterly minimum guaranteed fees are reduced by an amount equal to 10% of the license and maintenance revenues from our sales to financial services companies (and until October 2004, were also reduced by 40% of our maintenance revenue from customers who were transitioned to us by Reuters). Furthermore, Reuters has been transitioning maintenance and support of our products for its customers, as well as associated revenues, since entering into this current agreement. As a result, we have been providing maintenance and support services directly to Reuters’ former customers since the fourth quarter of fiscal 2003. In addition to acting as a reseller of our products in the financial services market, Reuters is eligible to receive a fee of between 5% and 20% of revenue from sales to approved customers referred to us by Reuters, depending upon the level of assistance Reuters provides in supporting the sale.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting shall be elected as directors.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. RANADIVÉ, BOURIGEAUD, DUNN, GUPTA, JOB AND WOOD AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has nominated and the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending November 30, 2005. PricewaterhouseCoopers LLP has been our independent registered public accounting firm since we were established as a separate entity in January 1997. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and Board of Directors.

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended November 30, 2004 and November 30, 2003 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees	$3,540,000	$703,000
Audit-Related Fees	800,000	87,000
Tax Fees	353,000	795,000
All Other Fees	9,000	108,000

Total	4,702,000	1,693,000

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with comfort letters, consents and statutory and regulatory filings. Audit Fees for fiscal year 2004 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns, VAT tax returns and international returns, and assistance regarding transfer pricing, VAT matters, federal, state and international tax compliance, acquisitions and international tax planning.

All Other Fees consist of fees for products and services other than the services described above, including stock option and other advisory services.

Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one of its members when expedition of services is necessary.

Proposal, Required Vote

The Board of Directors has conditioned its appointment of our independent registered public accounting firm upon the receipt of an affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting.

RECOMMENDATION OF THE BOARD: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 22, 2005, of:

•	each person or entity who we know to beneficially own five percent or more of the outstanding shares of our common stock;

•	each of our current directors;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 22, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The address of each individual listed in the table is TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, CA 94304. The percentages in the table below are based on 215,547,534 shares of our common stock outstanding as of February 22, 2005. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on the Company’s records, information filed with the SEC and information provided to the Company, unless otherwise noted.

Name	Shares Beneficially Owned	Percentage Ownership
FMR Corp. 82 Devonshire Street, Boston, MA 02109	12,492,786	5.8%
Reuters Group PLC and related entities 85 Fleet St. London EC4P 4AJ	17,415,157	8.1%
Vivek Y. Ranadivé(1)	14,367,142	6.3%
Eric Dunn(2)	36,334	*
Naren Gupta(3)	148,064	*
Peter Job(4)	130,001	*
Philip K. Wood(5)	43,334	*
William R. Hughes(6)	187,728	*
Christopher Larsen(7)	167,397	*
Christopher G. O’Meara(8)	847,600	*
Murray Rode(9)	371,777	*
All current directors and executive officers as a group (eleven persons)(10)	17,986,840	7.8%

*	Less than one percent (1%) of our outstanding shares of common stock.

(1)

Includes 11,166,666 shares underlying options vested and exercisable within 60 days of February 22, 2005. Includes 150,000 shares owned by the Anjali Dea Ranadivé Trust, 150,000 shares owned by the Aneel Ryan Ranadivé Trust, 150,000 shares owned by the Andre Vivek Ranadivé Trust and 2,250,000 shares owned by the Ranadivé Family Generation-Skipping Trust (the “Trusts”) for an aggregate of 2,700,000 shares that have been irrevocably transferred to the Trusts. Mr. Ranadivé is a co-trustee of the Trusts and disclaims beneficial ownership of all shares held directly or indirectly by the Trusts. Includes 5,478 shares acquired through an investment by Mr. Ranadivé in the Mayfield Fund.

(2)	Includes 33,334 shares underlying options vested and exercisable within 60 days of February 22, 2005.

(3)	Includes 140,001 shares underlying options vested and exercisable within 60 days of February 22, 2005. Includes 8,063 shares owned by the Naren and Vinita Gupta Living Trust.

(4)	Consists of 130,001 shares underlying options vested and exercisable within 60 days of February 22, 2005.

(5)	Consists of 43,334 shares underlying options vested and exercisable within 60 days of February 22, 2005.

(6)	Consists of 187,728 shares underlying options vested and exercisable within 60 days of February 22, 2005.

(7)	Consists of 167,397 shares underlying options vested and exercisable within 60 days of February 22, 2005.

(8)	Includes 782,600 shares underlying options vested and exercisable within 60 days of February 22, 2005.

(9)	Includes 271,529 shares underlying options vested and exercisable within 60 days of February 22, 2005. Includes 2,999 shares owned by Mr. Rode’s wife.

(10)	Includes 14,109,256 shares underlying options vested and exercisable within 60 days of February 22, 2005.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Summary Compensation Table

The following table sets forth information concerning the compensation we paid to our Chief Executive Officer and our four other most highly compensated executive officers (the “Named Executive Officers”) for services rendered during the past three fiscal years.

Name and Principal Positions	Fiscal Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)
		Salary ($)		Bonus ($)		Number of Securities Underlying Options
Vivek Y. Ranadivé President, Chief Executive Officer and Chairman of the Board	2004 2003 2002	500,000 285,000 285,565		750,000 — —		1,500,000 1,000,000 2,250,000	684 897 931	(1) (1) (1)

William R. Hughes Executive Vice President, General Counsel & Secretary	2004 2003 2002	228,959 214,896 196,850	(4)	291,000 25,000 60,894		200,000 90,000 60,000	10,445 13,807 12,678	(2) (3) (5)

Christopher Larsen Executive Vice President, Global Field Operations	2004 2003	300,000 63,654	(8)	319,381 31,250	(6)	110,000 350,000	7,637 1,430	(7) (9)

Christopher G. O’Meara Executive Vice President and Chief Financial Officer	2004 2003 2002	244,855 237,500 240,649		300,000 — 10,000	(10)	130,000 100,000 425,000	579 733 762	(1) (1) (1)

Murray Rode Executive Vice President, Strategic Operations	2004 2003 2002	218,550 194,342 195,481		300,000 25,000 49,029		215,000 25,000 58,500	559 10,063 10,482	(1) (11) (12)

(1)	Consists of Group Life Insurance premiums.

(2)	Consists of $550 in Group Life Insurance premiums and $9,895 in contributions made by us pursuant to our 401(k) Plan.

(3)	Consists of $517 in Group Life Insurance premiums and $13,290 in contributions made by us pursuant to our 401(k) Plan.

(4)	Includes $6,253 of retroactive pay. In fiscal year 2002, Mr. Hughes worked in our UK office until July 31, 2002. This amount includes approximately $91,824 in salary from our UK subsidiary, TIBCO Software Ltd., based on foreign currency exchange rates for July 31, 2002.

(5)	Consists of $164 in Group Life Insurance premiums, $5,751 in contributions made by us pursuant to our 401(k) Plan and approximately $6,763 in pension contributions made by TIBCO Software Ltd., based on foreign currency exchange rates for July 31, 2002.

(6)	Consists of a $219,381 commission and a $100,000 bonus.

(7)	Consists of a $6,000 car allowance, $720 in Group Life Insurance premiums and $917 in contributions made by us pursuant to our 401(k) Plan.

(8)	Includes $1,154 retroactive pay. Mr. Larsen was hired by the Company in September 2003. On an annualized basis, Mr. Larsen’s salary was $300,000 for fiscal year 2003 and he was eligible to receive an annual bonus of up to $450,000 in fiscal year 2003.

(9)	Consists of a $1,250 car allowance and $180 in Group Life Insurance premiums.

(10)	Represents a discretionary bonus.

(11)	Consists of $468 in Group Life Insurance premiums and $9,595 in contributions made by us pursuant to our 401(k) Plan.

(12)	Consists of $471 in Group Life Insurance premiums and $10,011 contributions made by us pursuant to our 401(k) Plan.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted to our Chief Executive Officer and our Named Executive Officers during fiscal year 2004. These options were granted under our 1996 Stock Option Plan, as amended, and provide for vesting of the underlying common stock ratably over a period of 48 months beginning one month after the date of grant. Options were granted at an exercise price equal to the closing sale price of the common stock on The Nasdaq National Market on that date.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
					5% ($)	10% ($)
Vivek Y. Ranadivé	500,000 1,000,000	3.81 7.61%	$5.99 7.30	12/03/13 05/07/14	$1,883,539 4,590,931	$4,773,259 11,634,320

William R. Hughes	30,000 100,000 70,000	0.23 0.76 0.53%	$5.99 6.98 7.30	12/03/13 07/22/14 05/07/14	113,012 438,968 321,365	286,396 1,112,432 814,402

Christopher Larsen	35,000 75,000	0.27 0.57%	$5.99 7.30	12/03/13 5/07/14	131,848 344,320	334,128 872,574

Christopher G. O’Meara	70,000 60,000	0.53 0.46%	$5.99 7.30	12/03/13 05/07/14	263,696 275,456	668,256 698,059

Murray Rode	40,000 75,000 100,000	0.30 0.57 0.76%	$5.99 7.30 8.61	12/03/13 05/07/14 06/16/14	150,683 344,320 541,478	381,861 872,574 1,372,212

(1)	Based on a total of options to purchase 13,135,702 shares granted to all of our employees in fiscal year 2004.

(2)	Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period.

Aggregate Stock Option Exercises in Fiscal Year 2004 and Fiscal Year-End Values

The following table sets forth information concerning option exercises during fiscal year 2004 and the exercisable and unexercisable options held as of November 30, 2004 by our Chief Executive Officer and our Named Executive Officers. The amounts under “Value of Unexercised In-the-Money Options” were calculated as the difference between the exercise price of the applicable option and the closing price of our common stock on The Nasdaq National Market on November 30, 2004, which was $11.50.

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at November 30, 2004		Value of Unexercised In-the-Money Options at November 30, 2004 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vivek Y. Ranadivé	—	—	10,687,499	2,000,000	68,658,979	8,576,773

William R. Hughes	—	—	169,604	257,708	604,190	1,266,169

Christopher Larsen	—	—	119,480	340,520	691,991	1,901,859

Christopher G. O’Meara	—	—	744,685	265,312	4,542,285	1,208,456

Murray Rode	20,000	98,400	259,560	222,062	1,281,068	885,682

Employment and Transition Agreements

Mr. Ranadivé is a party to an employment agreement with us which provides that if Mr. Ranadivé’s employment is terminated by the Company without cause he will receive (i) twelve months of base salary and benefit plan continuation; (ii) a lump sum payment equal to his actual bonus received for the fiscal year immediately preceding the fiscal year in which the termination occurs; and (iii) twelve months of accelerated vesting of his stock options and the opportunity to exercise such vested options during that period. Generally, cause means a willful failure to perform or breach of fiduciary duty involving material injury to the Company, an act of dishonesty or fraud intended to be self-serving or a felony conviction. If Mr. Ranadivé’s employment is terminated within three months prior to or up to twelve months following a change of control and without cause, he will receive (i) twenty-four months of base salary and benefit plan continuation; (ii) a lump-sum payment equal to two times the average of his actual bonus for the two fiscal years immediately preceding the fiscal year in which the change of control occurs; (iii) twenty-four months of accelerated vesting of his stock options and the opportunity to exercise such vested options for eighteen months; and (iv) a Section 280G gross-up. Further details of Mr. Ranadivé’s compensation set forth in his employment agreement are set forth in the Report of the Compensation Committee of the Board of Directors. The terms of the agreement were reviewed and approved by the Compensation Committee.

Each of our executive officers is a party to our standard employee non-disclosure and invention assignment agreement. Under the non-disclosure agreements, for one year following their termination, our employees agree not to solicit any other employee to leave our employ. These employees also agree not to disclose any confidential information that they obtained during their employment to any third parties at any time during or subsequent to their employment. In addition, any inventions, discoveries or improvements created by the employees during their employment belong to us.

We entered into a transition agreement with David Rice on April 30, 2004, pursuant to which Mr. Rice resigned as our Executive Vice President, Operations. Pursuant to the terms of the agreement, we paid Mr. Rice approximately $123,440.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during fiscal year 2004.

Code of Ethics

We have adopted our Code of Ethics for Chief Executive and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller and others providing similar functions. The Code of Ethics is publicly available on our website, www.tibco.com, under “Corporate Governance” and listed as “Financial Code of Ethics.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller or others providing similar functions, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K that will be publicly filed.

Corporate Governance

TIBCO maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Code of Business Conduct, its Financial Code of Ethics and charters for the committees of the Board of Directors. The corporate governance page can be found at www.tibco.com, by clicking on “Company,” and then on “Corporate Governance,” under “Investor Information.” TIBCO’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

•	All of the non-employee Board members are independent of TIBCO and its management;

•	All members of the key Board committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—are independent;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	TIBCO has adopted a Code of Business Conduct;

•	The charters of the Committees of the Board of Directors clearly establish their respective roles and responsibilities;

•	TIBCO’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls or auditing matters; and

•	TIBCO has adopted a Financial Code Ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer.

EXECUTIVE OFFICERS

The name of and certain information regarding each of our executive officers as of January 31, 2005 are set forth below.

Name	Age	Position
Vivek Y. Ranadivé	47	President, Chief Executive Officer and Chairman of the Board
Sydney L. Carey	40	Vice President, Corporate Controller and Chief Accounting Officer
William R. Hughes	44	Executive Vice President, General Counsel and Secretary
Christopher Larsen	46	Executive Vice President, Global Field Operations
Rajesh U. Mashruwala	52	Executive Vice President, Office of the CEO
Christopher G. O’Meara	47	Executive Vice President, Finance and Chief Financial Officer
Murray Rode	40	Executive Vice President, Strategic Operations

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. From 1985 to 1997, Mr. Ranadivé served as a director and the Chairman and Chief Executive Officer of Teknekron Software Systems, Inc., our predecessor company. In addition, Mr. Ranadivé served as President, Chief Executive Officer and Chairman of the Board of TIBCO Finance Technology Inc., a wholly owned subsidiary of Reuters Group PLC, from its inception until December 1998. Mr. Ranadivé received his B.S. in electrical engineering and computer science and his M.S. in engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard University.

Sydney L. Carey has served as our Vice President, Corporate Controller and Chief Accounting Officer since January 2004. From February 2002 to January 2004, she was Chief Financial Officer at Vernier Networks. From December 2000 until February 2002, she was Chief Financial Officer of Pacific Broadband Communications. From February 2000 to December 2000, she served as Chief Financial Officer and Chief Operating Officer of Entera. From September 1995 to January 2000, Ms. Carey held a variety of positions with Network Associates, culminating in her position as Vice President, Worldwide Sales Finance and Operations. Ms. Carey holds a B.A. in economics from Stanford University.

William R. Hughes has served as our Executive Vice President, General Counsel & Secretary since July 2004. Prior to returning to the United States in September 2003 as Senior Vice President, General Counsel, he was our European General Counsel, based in London, England. Between 1989 and his joining TIBCO in 1999, Mr. Hughes held several in-house legal positions in the technology industry in Europe and the United States. Prior to 1989, he worked in private practice in the areas of corporate, finance and intellectual property law. Mr. Hughes holds a J.D. from the University of Notre Dame Law School and a B.S. in management from Canisius College.

Christopher Larsen has served as our Executive Vice President, Global Field Operations since September 2004. From September 2003 until September 2004, he was our Executive Vice President of Worldwide Sales, OEM and Alliances. From May 2002 to September 2003, Mr. Larsen served as Executive Vice President, Sales and Marketing at DecisionOne, Inc., an information technology support services provider. From April 2001 to March 2002, Mr. Larsen served as Executive Vice President, Global Field Operations for VerticalNet, Inc., a supply management software provider. From January 1993 through February 2001, Mr. Larsen held a variety of positions of increasing responsibility within SAP America culminating in his position as President where he was responsible for sales, overall market strategy and operational execution. Mr. Larsen holds a B.S. in business administration from Wake Forest University in Winston-Salem, North Carolina.

Rajesh U. Mashruwala has served as our Executive Vice President, Office of the CEO since September 2003. From March 2002 through September 2003, Mr. Mashruwala served as our Executive Vice President, Chief Operating Officer. From February 1995 to March 2002, Mr. Mashruwala held various positions with us and with Teknekron, including a position as our Executive Vice President, Sales & Marketing. From

October 1993 to February 1995, Mr. Mashruwala was President of Media Computer Technology Inc., a provider of ASIC chips. Mr. Mashruwala holds a B.T. in mechanical engineering from Indian Institute of Technology, Bombay and a M.S. in engineering from University of California, Berkeley.

Christopher G. O’Meara has served as our Executive Vice President and Chief Financial Officer since August 2001. From August 1998 to August 2001, Mr. O’Meara was our Vice President, Finance and Treasurer. From June 1992 to July 1998, Mr. O’Meara was Corporate Vice President and Treasurer at Adaptec, Inc. Mr. O’Meara received his B.A. in economics from Stanford University and his M.B.A. from Northwestern University.

Murray Rode has served as our Executive Vice President, Strategic Operations since March 2004. From February 1995 until March 2004, Mr. Rode had various positions with us, most recently as our Senior Vice President, Corporate Development. Prior to joining TIBCO, Mr. Rode was a management consultant with a major international consulting firm. His areas of specialization include technology strategy and planning, business process re-engineering and project management. Mr. Rode holds a B.A. in political science from the University of Alberta, Canada.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the compensation provided to TIBCO’s officers and directors and has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs. In addition, the Compensation Committee oversees TIBCO’s stock option plans. The Compensation Committee also determines, or consults with management regarding compensation and benefits for non-executive officers and other employees, and oversees our compensation and benefits plans, policies and programs generally. The specific duties and responsibilities of the Compensation Committee are set forth in the charter for the Compensation Committee which available on our website under “Corporate Governance.”

Each member of the Committee qualifies as an independent director, as that term is defined in the NASD Rules, an outside director under Section 162(m) of the Internal Revenue Code, and a non-employee director as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In fiscal year 2004, the members of the Compensation Committee were Messrs. Gupta and Wood. The Compensation Committee met six times during fiscal year 2004.

Compensation Philosophy

Our executive compensation program is designed to align stockholder interests with our business strategy, values and management initiatives. It is based on the following four principles: (i) to link the interests of management with those of stockholders by making a substantial portion of executive compensation depend upon our financial performance and by encouraging ownership of our stock, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive in the industry, (iii) to reward individual results by recognizing performance through salary, annual cash incentive and long-term incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

Components of Executive Compensation

The executive compensation guidelines of the Compensation Committee were developed to combine competitive levels of compensation and rewards for superior performance and to align relative compensation with the achievements of essential corporate goals that include customer satisfaction and stockholder value. The Compensation Committee reviews each component of executive compensation against executive compensation surveys prepared by outside compensation consultants. These surveys include compensation levels and practices for persons holding comparable positions at certain high-technology companies the Committee has identified as peer companies. We select such peer companies based on a number of factors including industry (primarily the software industry), size, the regions in which they operate and the availability of their compensation information. A significant number of these peer companies are listed in the S & P Information Technology Index, which is included in the Stock Performance Graph for this Proxy Statement. Certain companies not included in this Index were considered peer companies because TIBCO competes for executive talent with those companies. However, some organizations in the S & P Information Technology Index were excluded from this review because they were not considered competitors for executive talent or because compensation information was not available.

Executive officers’ compensation includes: annual cash compensation (consisting of base salary and annual incentive awards paid in cash) and long-term incentive awards, as well as additional features which are available to most other employees, including a 401(k) plan, health and welfare insurance, life insurance, and an employee stock purchase plan, some of which allocate payments generally based on an individual’s level of annual cash compensation.

The Compensation Committee believes that stock option grants to management are beneficial in aligning management and stockholder interests, and consequently increasing stockholder value. A position evaluation program establishes grade levels among all positions reflecting the importance and value of each position to us. A position’s grade level determines a range of values within which the executive’s compensation is set.

The cornerstone of our compensation program is to pay for performance. In addition to base salary, all major elements of our executive compensation programs vary directly with both corporate and individual performance. As part of that, the Compensation Committee sets performance targets for our executives. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

Annual Base Salary

Amounts paid as base salary, including merit salary increases, are determined by the executive’s performance, placement in the salary range established for the executive’s position and the salaries offered in the industry for comparable positions. Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the executive’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given each such factor by the Compensation Committee may vary with each individual. Outside independent consultants are periodically used to gather and analyze industry comparisons of salary data to ensure that the salary ranges used in the compensation program are competitive for comparable positions. The Compensation Committee monitors and approves changes in base salary for our executive officers. Our policy is to target base salary levels for executive officers at approximately the median percentile of compensation practices at peer companies.

Annual Cash Incentive Awards

The Compensation Committee believes cash incentive awards serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. Cash incentive awards for fiscal year 2004 for our executive officers were determined pursuant to the provisions of the TIBCO Executive Incentive Plan 2004 and were based on overall Company performance against revenue and profitability targets, as well as a discretionary component determined by the Board of Directors based upon achievement of individual performance criteria. The Compensation Committee, with the input of senior management, sets and approves the formulas that establish the amounts available for annual incentive awards. For fiscal year 2004, cash incentive awards paid to executive officers of the Company, other than Mr. Ranadivé, the Company’s Chief Executive officer, equaled approximately 115% of base salary reflecting the Company’s 47% growth in revenues and its 23% growth in Operating Profit Before Tax year-over-year, as well as the discretionary component of the cash incentive award based on individual performance. Each year the Compensation Committee approves goals for the Executive Incentive Plan based on our strategy and the outlook for business conditions that year.

It is our intent to place a greater proportion of the executive’s annual cash compensation at risk through the variable amounts available for an annual incentive award.

Long-Term Incentive Awards

Long-term incentive awards are made under the 1996 Stock Option Plan, as amended (the “Plan”). The Plan, which is administered by the Compensation Committee, is an omnibus plan and provides stock based awards to eligible employees, which includes most employees as well as our executive officers.

Stock option awards are based on guidelines that provide for larger awards commensurate with position levels that reflect competitive grant practices within a broad peer group of companies in the software and technology industries. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage our company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance, which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To achieve this goal, stock options typically vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to our officers are prior performance, contributions to the company, level of responsibility, other compensation, and the executive officer’s ability to influence our long-term growth and profitability. The stock option plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Chief Executive Officer Compensation

Vivek Y. Ranadivé has served as our President, Chief Executive Officer and Chairman of the Board since our inception in January 1997. The Compensation Committee used the executive compensation practices described above, including a review of salaries paid to CEOs of other companies in our geographic area and industry, to determine Mr. Ranadivé’s fiscal year 2004 compensation. In setting both the cash-based and equity-based elements of Mr. Ranadivé’s compensation, the Compensation Committee made an overall assessment of Mr. Ranadivé’s leadership in reaching our long-term and short-term strategic, operational and business goals for fiscal year 2004. Mr. Ranadivé’s total compensation reflects a consideration of both competitive forces and our performance.

In recognition of Mr. Ranadivé’s contribution to the growth and success of the Company and the desire to retain the services of Mr. Ranadivé for the foreseeable future, the Company entered into an employment agreement with Mr. Ranadivé in November 2004. The agreement provides for (i) a base salary for Mr. Ranadivé of $500,000, (ii) an annual cash bonus of 100% of base salary (which amount may be decreased or increased at the discretion of the Compensation Committee for under or over achievement of pre-established performance goals), and (iii) subject to satisfactory performance reviews and the attainment of performance or other targets established by the Compensation Committee, a grant of stock awards of up to 1,250,000 shares of common stock of the Company.

Based on his and the Company’s financial and other performance during fiscal year 2004, including the Company’s 47% growth in revenues and its 23% growth in Operating Profit Before Tax year-over-year, Mr. Ranadivé received a base salary of $500,000, a cash bonus of $750,000, and a grant of options to purchase an aggregate of 1,500,000 shares of the Company’s common stock at a weighted average exercise price of $6.86 per share.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Philip K. Wood
Naren Gupta

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Proposal No. 1—Board Meetings and Committees.” The Audit Committee acts under a written charter that was amended and approved by the Board of Directors in fiscal year 2004 (the “Audit Committee Charter”). Each of the members of the Audit Committee is independent as defined by our standards as set forth in the Audit Committee Charter and SEC and NASD Rules.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2004 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements for. After appropriate review and discussion, the Board of Directors has determined that the Audit Committee had fulfilled its responsibilities under the Audit Committee Charter.

The Audit Committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal year 2004. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, those matters the accountants communicated to and reviewed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with the accountants their independence and received a letter from the accountants concerning independence as required under applicable independence standards for accountants of public companies. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and us and has received the written disclosures required by Independence Standards Board Standard No. 1. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee also discussed with our independent registered public accounting firm the matters set forth in Statement on Auditing Standards No. 61, as amended, regarding the scope and results of the audit. The Audit Committee met with our independent accountants, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee reviewed and discussed with management and our independent registered public accounting firm the evaluation of the Company’s internal controls and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Finally, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm our audited consolidated balance sheets at November 30, 2004 and 2003, and our statements of income, cash flows and stockholders’ equity for fiscal years 2004, 2003 and 2002. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2004 as filed with the Securities and Exchange Commission.

Upon recommendation of the Audit Committee, and subject to stockholder approval, the Board of Directors unanimously recommended the engagement of PricewaterhouseCoopers LLP to audit our fiscal year 2005 consolidated financial statements.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

Philip K. Wood
Naren Gupta
Eric Dunn

STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return to stockholders on our common stock for the period ending November 30, 2004, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the S&P Information Technology Index. The graph assumes that $100.00 was invested on November 30, 1999 in each of our common stock, the Nasdaq Stock Market (U.S.) Index and the S&P Information Technology Index, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Please note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG TIBCO SOFTWARE INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE S&P INFORMATION TECHNOLOGY INDEX

	11/99	11/00	11/01	11/02	11/03	11/04
TIBCO SOFTWARE INC.	100.00	107.09	38.94	22.74	18.09	35.57
NASDAQ STOCK MARKET (U.S.)	100.00	73.10	48.94	33.21	41.52	45.37
S&P INFORMATION TECHNOLOGY	100.00	79.63	53.60	38.44	47.18	48.29

*	$100 invested on 11/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending November 30.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a process approved by the Securities and Exchange Commission called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of the Annual Report and Proxy Statement unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to TIBCO Software Inc., Attention: Investor Relations, 3303 Hillview Avenue, Palo Alto, California 94304 or calling our Investor Relations Department at (650) 846-5747. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of stockholders that are intended for inclusion in our proxy statement relating to the 2006 Annual Meeting must be received by us at our offices at 3303 Hillview Avenue, Palo Alto, California 94304, not later than November 18, 2005 and must satisfy the conditions established by the Securities and Exchange Commission and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

ANNUAL REPORT ON FORM 10-K

We have provided herewith, to each stockholder of record as of February 22, 2005, a copy of our financial statements and related information included with our Annual Report on Form 10-K for fiscal year 2004. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2004, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California 94304, Attention: Investor Relations. Our Annual Report on Form 10-K is also available on our website.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Stockholders may only present a matter from the floor for consideration at a meeting if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not later than 120 days prior to the next annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the same calendar day as the day of the most recent annual meeting of stockholders). The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his or her capacity as a proponent of a stockholder proposal. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

William R. Hughes Secretary

Palo Alto, California

March 11, 2005

1858-PS-05

PROXY

TIBCO SOFTWARE INC.

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TIBCO Software Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, each dated March 11, 2005, and hereby appoints Vivek Y. Ranadivé and Christopher G. O’Meara, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side all shares of common stock of TIBCO Software Inc. that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of TIBCO Software Inc. to be held on April 21, 2005 at 10:00 a.m., local time, at the headquarters of TIBCO Software Inc. located at 3303 Hillview Avenue, Palo Alto, CA 94304, and at any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/tibx		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

A vote FOR the following proposals is unanimously recommended by the Board of Directors.

1.	To elect six directors, each to serve until TIBCO Software Inc.’s next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees:
(01) Vivek Y. Ranadivé	(02) Bernard Bourigeaud	(03) Eric Dunn
(04) Naren Gupta	(05) Peter Job	(06) Philip K. Wood

☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐	______________________________________
For all nominees except as noted above

2.	To ratify the appointment of PricewaterhouseCoopers LLP as TIBCO’s independent public accountants for the fiscal year ending November 30, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote or otherwise represent the shares on any and all such other business that may properly come before the meeting or any postponement or adjournment thereof.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	________________________________________________

Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both holders must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Signature : ______________________________
Date:

Signature: ______________________________
Date: